EXHIBIT 21.1
TWO HARBORS INVESTMENT CORP.
Subsidiaries of Registrant
The following entities comprise the direct or indirect wholly owned subsidiaries of Two Harbors Investment Corp. as of the date of this filing:

Name	State of Organization	% of Securities Owned
Agate Bay Residential Mortgage Securities LLC	Delaware	100%
Capitol Acquisition Corp.	Delaware	100%
Matrix Financial Services Corporation	Arizona	100%
North Shore Assets LLC	Delaware	100%
North Shore Mortgage Opportunity LLC	Delaware	100%
TH Asset Holdings LLC	Delaware	100%
TH Asset Investment Corp.	Delaware	100%
TH Commercial Holdings LLC	Delaware	100%
TH Commercial Investment Corp.	Delaware	100%
TH Commercial JPM LLC	Delaware	100%
TH Commercial Mortgage LLC	Delaware	100%
TH Commercial MS I, LLC	Delaware	100%
TH Commercial MS II, LLC	Delaware	100%
TH Commercial UBS LLC	Delaware	100%
TH Insurance Holdings Company LLC	Missouri	100%
TH TRS Corp.	Delaware	100%
THCM Asset Holdings LLC	Delaware	100%
Two Harbors Asset I, LLC	Delaware	100%
Two Harbors Asset II, LLC	Delaware	100%
Two Harbors Operating Company LLC	Delaware	100%